                                                                   EXHIBIT 10.23


                           DATED   23 January, 1997
                           ------------------------



               BERKSHIRE FUND IV INVESTMENT CORP.          (1)

                    BERKSHIRE INVESTORS LLC                (2)

                    BERKSHIRE PARTNERS LLC                 (3)

                  CANDOVER INVESTMENTS PLC                 (4)

                  CANDOVER (TRUSTEES) LIMITED              (5)


                  CANDOVER PARTNERS LIMITED                (6)


                  CANDOVER PARTNERS LIMITED                (7)


                  CANDOVER PARTNERS LIMITED                (8)


                  CANDOVER PARTNERS LIMITED                (9)


                 CASTLE TOWER HOLDING CORPORATION          (10)

               TELEDIFFUSION DE FRANCE INTERNATIONAL S.A.  (11)

                             DIOHOLD LIMITED               (12)

                  -------------------------------------

                          SHAREHOLDERS' AGREEMENT

                  -------------------------------------



                                  Norton Rose
                                     London

                                    CONTENTS
                                    --------

Clause                                                                                                     Page No.
------                                                                                                     --------
1        Interpretation.........................................................................................  4

2        The Company's objectives, business, structure and governance...........................................  7

3        Governance of subsidiaries............................................................................. 14

4        Management participation arrangements.................................................................. 15

5        Accounts, audit and reporting.......................................................................... 16

6        Matters requiring agreement............................................................................ 17

7        Guarantees to third parties............................................................................ 21

8        Annual budget.......................................................................................... 21

9        Transfers.............................................................................................. 22

10       Services Agreements with CTC and TdF; Option arrangements.............................................. 27

11       Public offerings....................................................................................... 27

12       Specific performance................................................................................... 29

13       Term................................................................................................... 30

14       Warranties............................................................................................. 31

15       Confidentiality........................................................................................ 31

16       Public Announcements................................................................................... 32

17       Further assurances..................................................................................... 33

18       Other agreements among shareholders.................................................................... 33

19       Subsidiaries to acknowledge agreement.................................................................. 34

20       Compliance by the Company and subsidiaries............................................................. 34

21       Modification........................................................................................... 34

22       Effect of waiver....................................................................................... 34

23       Partial invalidity..................................................................................... 35

24       Implied relationships.................................................................................. 35

25       Costs and Deal Fee..................................................................................... 35

26       Agreement to take priority............................................................................. 35

27       Entire agreement....................................................................................... 36

28       Governing law and jurisdiction......................................................................... 36

29       Notices................................................................................................ 37

30       Restrictions in the Agreement.......................................................................... 38
Schedule
1        Deed of Adherence...................................................................................... 39

         Agreed form documents

         Finance Documents
         Warrants
         Original Business Plan
         Transmission Agreement
         Services Agreements
         Articles of Association

THIS SHAREHOLDERS' AGREEMENT is dated 23rd January, 1997 and is made AMONG:

(1)  BERKSHIRE FUND IV INVESTMENT CORP., a Massachusetts corporation;

(2)  BERKSHIRE INVESTORS LLC, a Massachusetts limited liability corporation;

(3)  BERKSHIRE PARTNERS LLC, a Massachusetts limited liability corporation;

(4)  CANDOVER INVESTMENTS PLC, a company incorporated in England and Wales;

(5)  CANDOVER (TRUSTEES) LIMITED, a company incorporated in England and Wales;

(6) CANDOVER PARTNERS LIMITED, a company incorporated in England and Wales (as general partner of the Candover 1994 UK Limited Partnership);

(7) CANDOVER PARTNERS LIMITED, a company incorporated in England and Wales (as general partner of the Candover 1994 UK No. 2 Limited Partnership);

(8) CANDOVER PARTNERS LIMITED, a company incorporated in England and Wales (as general partner of the Candover 1994 US No. 1 Limited Partnership);

(9) CANDOVER PARTNERS LIMITED, a company incorporated in England and Wales (as general partner of the Candover 1994 US No. 2 Limited Partnership);

(10) CASTLE TOWER HOLDING CORPORATION ("CTC"), a Delaware corporation;

(11) TELEDIFFUSION DE FRANCE INTERNATIONAL S.A.("TdFI"), a company incorporated in France;

(12) DIOHOLD LIMITED (the "Company"), a company incorporated in England and
     Wales

WHEREAS

(A) The Company has been named as the preferred purchaser to acquire the entire issued share capital of HSCo from The British Broadcasting Corporation.

(B) The Company is a private company limited by shares incorporated in England and Wales with No. 3242381 under the Companies Act 1985 on 27th August 1996 and at the date hereof has an authorised share capital of (Pounds)114,772,900 divided into [11,477,290] ordinary shares of 1p each and [11,465,812,710] redeemable preference shares of 1p each. One hundred ordinary shares have been issued nil paid and are beneficially owned by CTC.

(C) This agreement regulates the operation and management of the Company and the relationship between its shareholders.

NOW THE PARTIES AGREE as follows:

1    Interpretation
     --------------

     In this Agreement unless the context otherwise requires:

1.1  Definitions:

     "Acquisition Agreement" means the agreement of even date between The British Broadcasting Corporation and the Company relating to the sale and purchase of the whole of the issued share capital of HSCo;

     "Affiliate" means, in relation to any Shareholder, (a) any other member of that Shareholder's Group, (b) any limited partnership the general partner of which is a member of that Shareholder's Group, (c) any limited partner in any limited partnership the general partner of which is a member of that Shareholder's Group, (d) any fund managed or advised by a member of that Shareholder's Group, (e) any director or employee of any member of that Shareholder's Group (f) in relation to Berkshire Fund IV Investment Corp., Berkshire Fund IV and (g) which is a partnership, that Shareholder's constituent partners;

     "Agreement" means this agreement as amended from time to time;

     "Berkshire" means Berkshire Fund IV Investment Corp. and Berkshire Investors LLC;

     "Business Plan" means the Original Business Plan of the Company and its Subsidiaries as amended from time to time in accordance with clause 8.1;

     "Business Day" means a day (excluding Saturdays) on which banks generally are open in London for the transaction of normal banking business;

     "Candover" means Candover Investments PLC, Candover (Trustees) Limited and Candover Partners Limited (as general partner of each of the Candover 1994 UK Limited Partnership, the Candover 1994 UK No. 2 Limited Partnership, the Candover 1994 US No. 1 Limited Partnership, and the Candover 1994 US No. 2 Limited Partnership);

     "Company's Business" has the meaning set out in Clause 2.2;

     "Company's Constitution" means the memorandum and articles of association of the Company, as amended from time to time;

     "Company's Directors" means the directors of the Company from time to time;

     "Company Shares" means the Ordinary Shares and the Preference Shares;

     "Finance Documents" means all of the documents referred to in the definition of "Financing Documents" in the Loan Agreement in the agreed form;

     "Financial Institution" means a bank, an investment trust or investment company (within the meaning of Chapter 21 of the rules governing admission of securities to listing issued by the London Stock Exchange Limited), unit trust, building society, industrial provident or friendly society, any other collective investment scheme (as defined in the Financial Services Act 1986), or pension fund or insurance company

     (or a subsidiary of any of them) or venture capital fund or mezzanine or buy out or buy in fund (or any subsidiary, nominee or trustee of or partner, participant or trustee in the same in his or its capacity as such), or a partnership established under the Limited Partnerships Act 1907 or analogous legislation in the State of Massachusetts comprising a fund the purpose of which is to make investments in securities or any other person who is an authorised person for the purposes of the Financial Services Act 1986 (or a subsidiary thereof) or any person whose principal business is investment in securities provided that in each such case such person is not a company, or part of a group of companies, which is in competition with, or a significant supplier to, or a customer of, the Company or any of its subsidiaries or the France Telecom group in relation to the latter's business activities in the fields of telecommunications and broadcasting;

     "Group" means, in relation to a Shareholder, it, its ultimate holding company, its subsidiaries and subsidiaries of any such holding company. For purposes of this definition, `holding company' and `subsidiary' shall have the meanings respectively ascribed to them by section 736 Companies Act 1985 (as amended);

     "HSCo" means HSCo Limited, a private company limited by shares incorporated in England and Wales with registered number 3196207;

     "Listing Rules" means the listing rules made by the London Stock Exchange pursuant to part IV of the Financial Services Act 1986 (as amended from time to time);

     "London Stock Exchange" means London Stock Exchange Limited;

     "Ordinary Shares" means ordinary shares of 1p each in the capital of the Company;

     "Original Business Plan" means the business plan of the Company and its Subsidiaries in the agreed form;

     "Permitted Transferees" means a person to whom Company Shares have been transferred pursuant to clause 9.2;

     "Preference Shares" means redeemable preference shares of 1p each in the capital of the Company;

     "Public Offering" means an offering and sale of Company Shares, pursuant to a listing or quotation on a stock exchange, in compliance with applicable laws and regulations;

     "Shareholders" means Berkshire, Candover, CTC and TdFI and such other holders of Company Shares who become parties to this Agreement from time to time;

     "Special Required Majority" means Shareholders holding not less than 40 per cent. in value of the aggregate of the Company Shares in issue from time to time;

     "Standstill Period" means the period commencing on the date hereof and ending on the first to occur of (i) the third anniversary of the date hereof and (ii) the effective date of a Public Offering being in the case of a listing on the London Stock

     Exchange, the admission of Company Shares becoming effective for the purposes of the Listing Rules;

     "Subsidiary" or "Subsidiaries" means HSCo and any subsidiary of the Company from time to time;

     "Warrant Documentation" means (a) the instrument in the agreed form constituting warrants entitling (i) CTC to subscribe for 515,000 Ordinary Shares and 514,485,000 Preference Shares and (ii) TdFI to subscribe for 257,500 Ordinary Shares and 257,242,500 Preference Shares and (b) the certificates in the agreed form in respect thereof;

1.2  Headings: section, clause and other headings are for ease of reference only
     --------
     and shall not be deemed to form any part of the context or to affect the interpretation of this Agreement;

1.3  Parties: references to parties are references to parties to this Agreement;
     -------

1.4  Persons: references to persons shall be deemed to include references to
     -------
     individuals, companies, corporations, firms, partnerships, joint ventures, associations, organisations, trusts, states or agencies of state, government departments and local and municipal authorities in each case whether or not having separate legal personality;

1.5  Defined Expressions: expressions defined in this Agreement bear the defined
     -------------------
     meaning in the whole of this Agreement including the recitals;

1.6  Sections, Clauses, Schedules and Annexures: references to sections,
     ------------------------------------------
     clauses, schedules and annexures are references to sections and clauses of, and schedules and annexures to this Agreement;

1.7  Plural and Singular: words importing the singular number shall include the
     -------------------
     plural and vice versa;

1.8  Negative Obligations: any obligation not to do anything shall be deemed to
     --------------------
     include an obligation not knowingly to cause that thing to be done;

1.9  Gender: words importing one gender shall include the other gender;
     ------

1.10 Statutes and Regulations: references to a statute include references to
     ------------------------
     regulations, orders or notices made under or pursuant to such statute or regulations made under the statute and references to a statute or regulation include references to all amendments to that statute or regulation whether by subsequent statute or otherwise and a statute or regulation passed in substitution for the statute or regulation referred to as incorporating any of the provisions;

1.11 Currency: references to any monetary amount are, unless expressly stated
     ---------
     otherwise, references to an amount in pounds sterling; and

1.12 Unlawful Provisions: neither the Company nor any Subsidiary shall be bound
     -------------------
     by any provision of this Agreement to the extent that it would constitute an unlawful fetter on any statutory power of the Company and/or any Subsidiary (as the case may be), but that provision shall remain valid and binding as regards all other parties to which it is expressed to apply and such provision shall take effect so as to include an obligation on the part of the Shareholders to exercise all their respective powers and rights so as to procure, so far as they are able, that the Company and/or any Subsidiary (as the case may be) complies with such provision notwithstanding that it is not bound by it.

1.13 References to any documents being "in the agreed form" mean in a form agreed, and for the purposes of identification signed, by or on behalf of the Shareholders and the Company.

1.14 The inclusion of the words "Index-linked" immediately following any monetary amount in any provision of this agreement shall mean that on 1 January 1998 and on each succeeding 1 January such monetary amount shall be increased by such percentage as is equal to the percentage increase in the Retail Prices Index (All items) between the date of such increase and the immediately preceding 31 December and rounded up to the nearest (Pounds)100.

2    The Company's objectives, business, structure and governance
     ------------------------------------------------------------

2.1  The Company's Primary Objects: The primary objects of the Company are to:
     -----------------------------

     (a)  Purchase HSCo: enter into and discharge its obligations under the
          -------------
          Acquisition Agreement;

     (b)  Funding Purchase: enter into arrangements in respect of the funding of
          ----------------
          the acquisition of HSCo;

     (c)  Financing HSCo: enter into the arrangements contemplated by the
          --------------
          Finance Documents regarding the capitalisation of HSCo;

     (d)  Hold Shares in HSCo : hold all the issued shares of HSCo subject to
          --------------------
          the terms of this Agreement;

     (e)  Management: undertake generally such actions and matters as are
          ----------
          necessary to manage the Company's shareholding in HSCo; and

     (f)  Incidental: undertake such other actions, matters or things as may be
          ----------
          necessary to achieve or are incidental to any of the above objects;

2.2  The Company's Business: The Company's Business shall consist of
     ----------------------
     implementing the objects set forth in Clause 2.1. The Company shall carry on no business other than the Company's Business, except as authorized pursuant to clause 6.1(e).

2.3  The Company's Structure: Except to the extent already the case, the
     -----------------------
     Shareholders agree to proceed with all due expedition to structure or restructure the Company in accordance with the following provisions:

     (a)  Memorandum and Articles: the Company shall have a memorandum of
          -----------------------
          association and articles of association in the agreed form;

     (b)  Number of the Company's Directors: the number of Directors of the
          ---------------------------------
          Company shall be 7;

     (c)  Shareholders' Entitlement to Nominate Directors of the Company: the
          --------------------------------------------------------------
          Shareholders shall exercise their voting entitlements in the Company to procure that at any time:

          (i) Berkshire, for so long as it (when taken together with its Affiliates and Permitted Transferees) holds 15 per cent or more of the equity share capital of the Company, shall have the right to appoint (and remove) one Director;

          (ii) Candover, for so long as it (when taken together with its Affiliates and Permitted Transferees) holds 15 per cent or more of the equity share capital of the Company, shall have the right to appoint (and remove) one Director (in accordance with clause 2.6);

          (iii) CTC, for so long as it (when taken together with its Affiliates and Permitted Transferees) holds 15 per cent or more of the equity share capital of the Company, shall have the right to appoint (and remove) one Director;

          (iv) TdFI, for so long as it (when taken together with its Affiliates and Permitted Transferees) holds 15 per cent or more of the equity share capital of the Company, shall have the right to appoint (and remove) one Director.

          Directors of the Company appointed pursuant to 2.3(c) shall be nominated by written notice to each Shareholder. Each Director of the Company so appointed may be removed and replaced at any time by the Shareholder entitled to nominate that Director; each Shareholder with a right to nominate a Director of the Company may assign or waive that right in connection with a transfer of the Shareholder's Company Shares pursuant to Clause 9 or otherwise (provided that no Shareholder (when taken together with its Affiliates and Permitted Transferees) shall be entitled to appoint more than one Director and provided that any transferee shall only be entitled to appoint a Director if such transferee (when taken together with its Affiliates and its Permitted Transferees) holds 15 per cent or more of the equity share capital of the Company) and each assignor of that right shall give notice to the Directors of the Company of any such assignment immediately. If a Shareholder removes from office a Director of the Company nominated by that Shareholder, that Shareholder shall indemnify the Company against any loss, liability or cost that the Company may suffer or incur as a result of any claim by such Director arising out of such removal. The first Directors nominated pursuant to this clause 2.3(c) shall be as follows:


================================================================================
        Name of Shareholder                               Nominee
--------------------------------------------------------------------------------
 Berkshire                                      Carl Ferenbach
--------------------------------------------------------------------------------
 Candover                                       Douglas Fairservice
--------------------------------------------------------------------------------
 CTC                                            Ted B. Miller, Jr.
--------------------------------------------------------------------------------
 TdFI                                           Michel Azibert
================================================================================

     (d)  Additional Directors of the Company: any additional Directors of the
          -----------------------------------
          Company shall be nominated and elected, and may be removed and replaced at any time, by a written notice signed by or on behalf of every Shareholder who (when taken together with its Affiliates and Permitted Transferees) holds 15 per cent. or more of the equity share capital of the Company.

     (e)  Observers: each of the Shareholders shall be entitled to nominate one
          ---------
          observer who shall be entitled to attend and speak at meetings of the Directors of the Company. Such observers shall not be Directors and shall neither be entitled to vote at meetings of the Directors of the Company nor have any authority to bind the Company.

     (f)  Majority Rule: except as provided in this Agreement, resolutions of
          -------------
          the Directors of the Company shall be deemed to be passed if approved by a majority of the Directors of the Company voting thereon at a meeting of Directors of the Company at which a majority of the Directors of the Company is present, provided the meeting is duly convened and held after notice provided in accordance with clause 2.3(i) (which meeting may be a telephone meeting conducted as provided in the Articles of Association), or approved in writing signed by all the Directors of the Company in accordance with the Company's Constitution.

     (g)  Committees of the Directors of the Company: There shall be established
          ------------------------------------------
          two committees of the Directors of the Company, pursuant to the Company's Constitution, as follows:

               an Audit Committee consisting of any number of non-executive Directors of the Company (including the Directors appointed from time to time under and in accordance with clause 2.3(c)) selected by the Directors of the Company as a board and having the functions customary to an Audit Committee; and

               a Remuneration Committee consisting of any number of non-executive Directors of the Company (including the Directors appointed from time to time under and in accordance with clause 2.3(c)) selected by the Directors of the Company as a board and having only advisory powers unless other powers are specifically delegated by the Directors of the Company as a board.

               Such committees shall have the powers delegated by resolution of the Directors of the Company.

     (h)  No Action Until Designee Replaced: If a Director of the Company
          ---------------------------------
          nominated by a Shareholder resigns, is removed or for any other reason ceases to serve as a Director of the Company and/or as a member of any committee of the Directors of the Company on which such person had the right to serve, such Shareholder shall have the right to nominate the successor of such person, and provided such Shareholder nominates a successor within five business days after the predecessor ceased to serve as a Director of the Company or as a member of such committee, neither the Directors of the Company nor such committee shall take any action, whether at a meeting of the Directors of the Company (or a committee thereof) or otherwise, until such successor has been elected as a Director of the Company or a member of such committee, as the case may be; provided that in no event may any Shareholder cause a single delay of more than 10 days by the failure of such Shareholder to exercise its rights under this clause 2.3.(h).

     (i) No meeting of the Directors of the Company or of a committee of the Directors of the Company shall normally be convened on less than 14 days' notice, but such a meeting may be convened by giving not less than 2 days' notice if the interests of the Company would be likely to be adversely affected to a material extent if the business to be transacted at such meeting was not dealt with as a matter of urgency or if all the Directors agree. An agenda of the business to be transacted at such meeting shall be sent with any such notice and any documents relating to issues to be considered at any such meeting shall be distributed in advance to all the Directors (or, in the case of a committee, to the members of that committee) and their alternates so as to ensure that they are received at least seven days (or, if less than 7 days' notice of such meeting is given, as soon as practicable) prior to the date fixed for such meeting.

     (j)  The Company shall adopt an accounting reference date of 31st December.

2.4  Subscription for Company Shares
     -------------------------------

     (a) Subject to the conditions precedent set out in clause 4.1.1 of the Acquisition Agreement having been satisfied or waived on or before 31st March 1997 (or such later date as all the Shareholders may agree in writing), the Shareholders undertake to each other to subscribe in cash at par for the numbers of fully paid Ordinary Shares and Preference Shares and to pay to the Company the respective sums set out below no later than the date set for completion of the Acquisition
          Agreement:

=======================================================================
Name                        No. of       No. of         Subscription
                            Ordinary     Preference     Price in Cash
                            Shares       Shares           (Pounds)
-----------------------------------------------------------------------
Berkshire Fund IV           1,638,637  1,636,997,891   16,386,365.28
Investment Corp.
-----------------------------------------------------------------------
Berkshire Investors LLC       163,863    163,699,609    1,638,634.72
-----------------------------------------------------------------------
Candover Investments          543,966    603,802,593    6,043,465.59
PLC
-----------------------------------------------------------------------
Candover (Trustees)            60,441              0          604.41
Limited
-----------------------------------------------------------------------
Candover Partners           1,095,808  1,094,712,192      10,958,080
Limited (as general
partner of the Candover
1994 UK Limited
Partnership)
-----------------------------------------------------------------------
Candover Partners             296,963    296,666,037       2,969,630
Limited (as general
partner of the Candover
1994 UK No. 2 Limited
Partnership)
-----------------------------------------------------------------------
Candover Partners              53,187     53,133,813         531,870
Limited (as general
partner of the Candover
1994 US No. 1 Limited
Partnership)
-----------------------------------------------------------------------
Candover Partners             648,235    647,586,765       6,482,350
Limited (as general
partner of the Candover
1994 US No. 2 Limited
Partnership)
-----------------------------------------------------------------------
CTC                         3,525,590  3,522,164,310      35,256,899
-----------------------------------------------------------------------
TdFI                        2,163,000  2,160,837,000      21,630,000
=======================================================================

     (b) subject as provided in clause 2.4(a) above, the Company shall allot and issue the Preference Shares and Ordinary Shares to the Shareholders in accordance with sub-paragraph (a) above and shall enter the names of the allottees in the register of members of the Company as registered holders of such shares and shall issue and deliver to the Shareholders share certificates duly executed as deeds by the Company for the shares subscribed by them.

     (c) CTC consents to the subscriptions provided for in this Agreement and waives or agrees to procure the waiver of any rights or restrictions which may exist in the Articles or otherwise which might prevent any such subscriptions.

2.5  Governance of the Company:
     -------------------------

     (a)  General Provisions: The Company shall be operated in accordance with
          ------------------
          the Company's Constitution and the terms of this Agreement and any agreement entered into pursuant to this Agreement and, while effective, pursuant to the Finance Documents. Each of the Shareholders agrees to perform and observe all terms and conditions to be observed by them and performed under any contract or arrangement from time to time subsisting between them and the Company or any of the Subsidiaries, and the Shareholders (in their capacity as Shareholders) agree to procure (insofar as they are able by the exercise of such rights and powers) that the Company and the Subsidiaries perform and observe this Agreement and all such agreements.

     (b)  Directors' Meetings of the Company: Meetings of the Directors of the
          ----------------------------------
          Company shall be held at regular intervals as shall be determined by the Directors of the Company. Such meetings may be carried on in any manner permitted by the Company's Constitution but the parties shall each use all reasonable endeavours to ensure that actual meetings at which Directors of the Company are personally present in one room (barring unscheduled unavailability) occur not less frequently than at quarterly intervals at such place or places within the United Kingdom as the Directors of the Company may from time to time determine. The Company shall meet the reasonable travel and accommodation expenses of Directors of the Company attending meetings of Directors of the Company. Any Director of the Company who is unable to attend a meeting in person shall have the right to attend the meeting by means of conference telephone.

     (c)  Chairman of the Company: The chairman of the board of Directors of the
          -----------------------
          Company shall not have a second or casting vote on any resolution or matter and shall be appointed by the Directors of the Company; the first chairman shall be Ted B. Miller, Jr. The Shareholders agree that it is their intention for the chairman, in due course, to be an independent non-executive Director appointed by the Directors of the Company and that such appointment will be made as soon as reasonably practicable.

     (d)  Responsibility of the Directors: The Directors of the Company shall be
          -------------------------------
          responsible for the overall guidance and direction of the Company.

     (e)  Chief Executive: The Directors of the Company may appoint a chief
          ---------------
          executive officer of the Company on such terms as they see fit but always on the basis that the chief executive officer reports and is responsible to the Directors of the Company.

     (f)  Indemnification of Directors: The Company shall indemnify the
          ----------------------------
          Directors of the Company to the greatest extent permitted by applicable law with respect to any liability, claim or expense incurred arising out of or related to their service as Directors of the Company and shall obtain Directors and Officers liability insurance coverage to the extent available on reasonable terms, as determined by resolution of the Directors of the Company.

2.6  Candover Director:  If the Candover 1994 US No. 2 Limited Partnership (the
     -----------------
     "US Partnership") is the beneficial owner of any Company Shares, the US Partnership shall be entitled, on behalf of Candover, to appoint and remove the one Director which Candover is entitled to nominate pursuant to clause 2.3(c) who shall have the right to inspect and copy the Company's and any Subsidiary's books and records, to inspect properties, to receive materials sent to the Directors and to consult frequently with and advise the management of the Company and its Subsidiaries on matters relating to their business and affairs including their operating plans on behalf of the US Partnership (all of such rights being "Management Rights"). Such Management Rights shall be exercised by Candover Partners Limited (for so long as it is a subsidiary of Candover Investments PLC and the general partner of the US Partnership) on behalf of the US Partnership for the benefit of Candover. If at any time the US Partnership is not the beneficial owner of any Company Shares, Management Rights shall be exercised by Candover Partners Limited (for so long as it is the beneficial owner of any Company Shares and is a subsidiary of Candover Investments PLC and the general partner of any limited partnership comprised in the Candover 1994 Fund) and, thereafter, by Candover or such person as Candover may nominate.

2.7 The Company undertakes to Candover and Berkshire that it shall, unless Candover and Berkshire otherwise consent in writing, pay quarterly in arrears on the first days of January, April, July and October in each year a fee in respect of the services of each of the Directors from time to time appointed by Candover and Berkshire respectively at the rate of (Pounds)15,000 (Index-linked) (plus value added tax, if applicable) per annum (together with any expenses reasonably and properly incurred by him on the business of the Group). Such fees shall be payable to Candover and Berkshire respectively or as they may otherwise direct. The first instalment of such fee shall be paid on 1st April 1997 and shall be reduced in proportion to reflect the proportion of the quarter ending on that date represented by such period.

3    Governance of subsidiaries
     --------------------------

3.1 Each Director of the Company from time to time shall be appointed as a director of each Subsidiary of the Company.

3.2  The provisions of clauses 2.3(e), (f), (g), (h), (i) and (j), 2.5(a), (b),
     (c), (d), (e) and (f) and 2.6 shall apply, mutatis mutandis, in relation to each Subsidiary in the same way as they apply to the Company.

4    Management participation arrangements
     -------------------------------------

4.1  Management Shareholder Agreement: Subject to clause 4.3, the Shareholders
     --------------------------------
     approve the issuance of Company Shares at a price per share not less than the price paid by each of the Shareholders for the Company Shares pursuant to clause 2.4(a) in such amount and to such management personnel of the Company and of the Subsidiaries, as agreed from time to time by each Shareholder which, when taken together with its Affiliates, holds 15 per cent or more of the equity share capital of the Company.

4.2  Management Options: Subject to clause 4.3, the Shareholders approve the
     ------------------
     grant by the Company of options over Company Shares in such amount and to such management personnel of the Company and the Subsidiaries as agreed from time to time by each Shareholder which, when taken together with its Affiliates, holds 15 percent or more of the equity share capital of the Company, such options to be evidenced by management option agreements in a form approved by each Shareholder which, when taken together with its Affiliates, holds 15 percent or more of the equity share capital of the Company. The Shareholders shall, in their capacities as shareholders of the Company, take all reasonable actions necessary to cause the Company to perform its obligations under those management option agreements.

4.3  Limit: the aggregate number of Company Shares to be issued pursuant to
     -----
     clause 4.1 and over which options may be granted pursuant to clause 4.2 shall not exceed in aggregate 515,000 Ordinary Shares and 514,485,000 Preference Shares minus the number of Company Shares subscribed by Ted B. Miller Jr. (or family trusts or relations of Ted B. Miller Jr.) and David Ivy from time to time.

4.4  Stapled Shares: the following principles shall apply in relation to the
     --------------
     issue of Company Shares pursuant to clause 4.1 and the grant of options over Company Shares pursuant to clause 4.2:

     (a) in relation to clause 4.1, Company Shares shall be issued only in tranches of 1000 Company Shares comprising one Ordinary Share and 999 Preference Shares;

     (b) in relation to clause 4.2, options over Company Shares may only be granted over tranches of 1,000 Company Shares, comprising 1 Ordinary Share and 999 Preference Shares.

5    Accounts, audit and reporting
     -----------------------------

5.1  Financial Year: Each financial year of the Company and each Subsidiary
     --------------
     shall end on the date determined by resolution of the Directors of the Company.

5.2  Reports etc.: The Company and each Subsidiary (where applicable) shall:
     ------------

     (a)  Adopt Policies: adopt such accounting, administrative, insurance and
          --------------
          other policies and systems consistent with UK generally accepted accounting principles from time to time as the Directors of the Company may from time to time determine;

     (b)  Books, Records etc.: maintain accurate and complete books, records,
          -------------------
          accounts, statements and documents of its respective operations, businesses and financial affairs, all of which shall be available to each of the Shareholders initially party to this Agreement, their respective nominated Directors and their authorized representatives for the purpose of inspection and making copies thereof and taking extracts therefrom;

     (c)  Furnish Reports: prepare and furnish to each of the Shareholders
          ---------------
          within 30 days after the end of each month during the term of this Agreement such financial statements and business reports as may be available (including, without limitation, copies of any financial statements and business reports furnished pursuant to the Finance Documents);

     (d)  Financial Statements: prepare and deliver to each of the Shareholders
          --------------------
          (i) consolidated financial statements in respect of the Company and its Subsidiaries consisting of a balance sheet, statement of revenue and expenses and statement of changes in financial position; (ii) copies of any financial statements and business reports furnished pursuant to the Finance Documents; and (iii) such other statements as the Directors of the Company may from time to time consider advisable, in each case prepared in accordance with the generally accepted accounting principles approved by resolution of the Directors of the Company, as follows:

          (i)  Quarterly Statements: unaudited quarterly consolidated financial
               --------------------
               statements shall be prepared and delivered to each of the Shareholders promptly after they are available and in any event within 45 days' after the end of each quarter; and

          (ii) Annual Statements: audited annual consolidated financial
               -----------------
               statements, accompanied by the report of the Company's auditors thereon, shall be prepared and delivered to each of the Shareholders promptly when available and in any event within 90 days' after the end of each financial year of the Company;

          provided that all or any of the requirements of this clause 5.2(d) may, to the extent permitted by applicable law, be waived by unanimous resolution of those Directors of the Company nominated by the Shareholders; and

     (e)  Keep Informed: keep the Shareholders informed on a timely basis of all
          -------------
          material developments (as determined by the Directors of the Company) affecting the conduct of their respective businesses.

6    Matters requiring agreement
     ---------------------------

6.1  Matters Requiring Agreement of Shareholders - the Company: The Shareholders
     ---------------------------------------------------------
     shall exercise all voting and other powers of control available to them directly or indirectly in relation to the Company so as to procure (insofar as they are able by the exercise of such rights and powers in accordance with clause 18.4 of this Agreement) that the Company shall not without the prior agreement in writing of each Shareholder which, when taken together with its Affiliates, holds 15 per cent or more of the equity share capital of the Company for the time being:

     (a)  Acquisitions and Dispositions: acquire or establish any Subsidiary
          -----------------------------
          other than HSCo or make any acquisition or disposal which would constitute a super class 1 transaction or a class 2 transaction if the share capital of the Company were listed on the London Stock Exchange;

     (b)  Share Issues: issue or offer to any person any share  or loan capital,
          ------------
          or other securities convertible into share or loan capital, in the Company or purchase or redeem or reorganise any share or loan capital in the Company except (i) Company Shares issued pursuant to clause 4.1, (ii) options issued pursuant to clause 4.2 and Company Shares issued upon exercise of those options, (iii) Company Shares to be issued to Ted. B. Miller, David Ivy and George Reese respectively simultaneously with the subscription by the Shareholder pursuant to clause 2.4 and (iv) Company Shares to be issued pursuant to the terms of the Warrant Documentation;

     (c) issue or offer any share or loan capital, or other securities convertible into share or loan capital otherwise than to the Shareholders pro rata to their then existing holdings of Company Shares with a view to each Shareholder being permitted to subscribe for such number of Company Shares as will enable it to maintain its percentage shareholding in the issued share capital of the Company) except (i) Company Shares issued pursuant to clause 4.1, (ii) options issued pursuant to clause 4.2 and Company Shares issued upon exercise of those options, (iii) Company Shares to be issued to Ted.
          B. Miller, David Ivy and George Reese respectively simultaneously with the subscription by the Shareholders pursuant to clause 2.4 and (iv) Company Shares to be issued pursuant to the terms of the Warrant Documentation;

     (d)  Subsidiaries' Shares: transfer (other than as required by the Finance
          --------------------
          Documents) or otherwise dispose of the shares it holds in each of the Subsidiaries.

     (e)  Transactions with Shareholders: enter into a transaction with a
          ------------------------------
          Shareholder or any Affiliate of a Shareholder, except as expressly contemplated by this Agreement or make any variation or amendment to any arrangements (whether or not contemplated by this Agreement) between the Company and any Shareholders or any Affiliate of any Shareholder;

     (f)  Other Business: carry on any business other than the Company's
          --------------
          Business;

     (g)  Capital Expenditure: incur capital expenditure in any financial year
          -------------------
          in excess of that which is included in the Company's budget for that year as approved in writing by all the Shareholders;

     (h)  Banking and Other Financing Facilities: enter into any banking or
          --------------------------------------
          other financing facility (other than pursuant to the Finance Documents) or vary the terms of any banking or other financing facility;

     (i)  Guarantees and Indemnities: give any guarantee or indemnity in respect
          --------------------------
          of the obligations of any other person (other than a wholly-owned Subsidiary provided that such guarantee or indemnity is expressly contemplated by the Business Plan, the Finance Documents or the Acquisition Agreement);

     (j)  Creation of Security: create any mortgage, charge, lien (other than a
          --------------------
          lien arising in the ordinary course of trading) or encumbrance on any assets (other than pursuant to the Finance Documents);

     (k)  Lending of Money: lend any money to any other person (other than to a
          ----------------
          wholly-owned Subsidiary provided that such loan is expressly contemplated in the Business Plan or made to finance the payment of the consideration under the Acquisition Agreement);

     (l)  Joint Venture Arrangements: enter into any arrangements which
          --------------------------
          constitute a partnership or joint venture with any other person or persons;

     (m)  Litigation: commence or settle any litigation involving a claim
          ----------
          exceeding (Pounds)500,000;

     (n)  The Company's Constitution: make any alteration to its Constitution.
          --------------------------

     (o)  Winding Up: pass any resolution for winding up;
          ----------

     (p)  Receiver or Administrator: apply for the appointment of a receiver or
          --------------------------
          an administrator;

       (q)  Dividends: declare, make or pay any dividend (interim or final) save
            ---------
            in respect of dividends payable in respect of the Preference Shares in accordance with the Company's Constitution; and

       (r)  Incentive Schemes: establish, approve or make any amendment or
            -----------------
            variation to any incentive or bonus scheme in relation to any employee of the Company or any subsidiary.

6.2    Matters Requiring Agreement of Shareholders - Subsidiaries: The
       ----------------------------------------------------------
       Shareholders shall exercise all voting and other powers of control available to them directly or indirectly in relation to the Company, and the Company shall exercise all voting and other powers of control available to it so as to procure (insofar as they are able by the exercise of such rights and powers in accordance with clause 18.4 of this Agreement) that each Subsidiary shall not without the prior agreement in writing of each Shareholder which, when taken together with its Affiliates, holds 15 per cent or more of the equity share capital of the Company for the time being:

       (a)  Acquisitions and Disposals: make any acquisition or disposal which
            --------------------------
            would constitute a super class 1 transaction or a class 2 transaction if the share capital of that Subsidiary were listed on the London Stock Exchange;

       (b)  Share Issues: issue or offer to any person any shares or loan
            ------------
            capital, or other securities convertible into shares or loan capital, of such Subsidiary or purchase or redeem or reorganise any share or loan capital of the Company except for any shares issued or offered to the Company;

       (c)  Transactions with Shareholders: enter into a transaction with a
            ------------------------------
            Shareholder or any Affiliate of a Shareholder, except as expressly contemplated by this Agreement;

       (d)  Other Business: (in the case of HSCo) carry on any category of
            --------------
            business other than one which is carried on at the date of the completion of the Acquisition Agreement including, for the avoidance of doubt, digital transmission for radio or television;

       (e)  Capital Expenditure: incur capital expenditure in any financial year
            -------------------
            in excess of that which is included in such Subsidiary's budget for that year as approved in writing by all of the Shareholders;

       (f)  Banking and other Financing Facilities: enter into any banking or
            --------------------------------------
            other financing facility (other than pursuant to the Finance Documents) or vary the terms of any banking or other financing facility;

       (g)  Guarantees and Indemnities: give any guarantee or indemnity in
            --------------------------
            respect of the obligations of any other person (other than a wholly-owned Subsidiary provided that such guarantee or indemnity is expressly contemplated by the Business Plan or the Finance Documents);

       (h)  Creation of Security: create any mortgage, charge, lien (other than
            --------------------
            a lien arising in the ordinary course of trading) or encumbrance on any assets (other than pursuant to the Finance Documents);

       (i)  Lending of Money: lend any money to any other person (other than to
            ----------------
            the Company);

       (j)  Joint Venture Arrangements: enter into any arrangements which
            --------------------------
            constitute a partnership or joint venture with any other person or persons;

       (k)  Litigation: commence or settle any litigation involving a claim
            ----------
            exceeding (Pounds)500,000;

       (l)  Subsidiary's Constitution: make any alteration to any Subsidiary's
            -------------------------
            memorandum or articles of association.

       (m)  Winding Up: pass any resolution for winding up;
            ----------

       (n)  Receiver or Administrator: apply for the appointment of a receiver
            -------------------------
            or an administrator;

       (o)  Dividends: declare, make or pay any dividend (interim or final) save
            ---------
            to the extent needed to fund the payment of dividends on Preference Shares (but subject always to the terms of the Finance Documents);

       (p)  Business Plan: reorganise or change the nature or scope of its
            -------------
            business from that as set out in the Business Plan (as amended from time to time in accordance with clause 8.1); and

       (q)  Incentive Schemes: establish, approve or make any amendment or
            -----------------
            variation to any incentive or bonus scheme in relation to any employee of the Company or any Subsidiary.

6.3    Matters Requiring Consent of Particular Shareholder: The Shareholders
       ---------------------------------------------------
       shall exercise all voting and other powers of control available to them (directly or indirectly) in relation to the Company so as to procure (insofar as they are able by the exercise of such rights and powers) that neither the Company nor any Subsidiary shall do or permit or suffer to be done any act or thing which will cause the rights of any Shareholder (in that Shareholder's capacity as a holder of the Company Shares) to be adversely affected in a manner not applicable to all Shareholders, without such Shareholder's written consent.

6.4 Without prejudice to the operation of clause 2.6, each Shareholder agrees that it will procure that entities comprised within it, its Affiliates and Permitted Transferees shall together ensure that one entity shall at all times be authorised to exercise the rights of that Shareholder under this Agreement. The identity of such entity for the time being shall be notified to all other Shareholders.

6.5 Notwithstanding any other provisions of this Agreement neither the Company nor any Subsidiary shall issue any share capital or other securities convertible into share capital if the consequence of such issue would be that The British Broadcasting Corporation would thereby become entitled to terminate the Transmission Contract to be entered into between The British Broadcasting Corporation and HSCo (substantially in the form of the draft in the agreed form) pursuant to clause 13.5 thereof (unless The British Broadcasting Corporation shall have confirmed in writing that it will not exercise its right of termination in consequence of such transfer or disposal).

7      Guarantees to third parties
       ---------------------------

7.1 No Shareholder shall be under any obligation to give any guarantee or indemnity or the like on behalf of the Company or any Subsidiary.

7.2 Save as expressly set out in this Agreement, no Shareholder shall be under any obligation to subscribe for shares of the Company or to lend money to the Company.

8      Annual budget
       -------------

8.1 The Shareholders shall exercise all voting and other powers of control available to them directly or indirectly in relation to the Company so as to procure (insofar as they are able by the exercise of such rights and powers) that, not less than 90 days before the beginning of each financial year, the Company shall draw up an annual budget for the financial year next following in such format as the Shareholders shall prescribe from time to time (but to include a capital expenditure forecast and a cashflow forecast) and shall submit each such annual budget and any proposed amendments to the Business Plan for review and approval to each Shareholder which, when taken together with its Affiliates, holds 15 per cent or more of the equity share capital of the Company for the time being. Each such annual budget and proposed amendments to the Business Plan shall be subject to the approval of each Shareholder which, when taken together with its Affiliates, holds 15 per cent or more of the equity share capital of the Company for the time being. Each such Shareholder undertakes to the other Shareholders to act in good faith when reviewing each such annual budget and proposed amendments to the Business Plan and undertakes not unreasonably to withhold its approval of such documents.

9      Transfers
       ---------

9.1    No Transfers: During the Standstill Period unless prior consent in
       ------------
       writing is obtained from each Shareholder which, when taken together with its Affiliates, holds 15 per cent or more of the equity share capital of the Company or except as provided in clause 9.2 or clause 9.4.2, no Shareholder may sell, transfer, mortgage, charge or otherwise dispose of all or any of its Company Shares or any legal or beneficial interest therein or any rights to subscribe therefor.

9.2    Permitted Transfers: Notwithstanding the provisions in clauses 9.1, 9.4,
       -------------------
       9.5 and 9.6 but subject to clauses 9.3 and 9.8, any Shareholder may transfer its holding of, or beneficial interest in, Company Shares (i) to a person who is an Affiliate of the transferor at the date hereof(provided, however, that for the purposes of this clause 9.2(i) Berkshire and CTC shall be deemed not to be Affiliates of one another),
       (ii) in the case of Berkshire, or as the case may be, Candover, to a person who after the date hereof becomes an Affiliate of Berkshire or, as the case may be, Candover and is a Financial Institution, and (iii) in the case of a Shareholder who is an individual, to that individual's wife or husband, widow or widower, or child or remoter issue (each a "Related Person") (being in any event a person aged over 18) or to the trustees of any trust created in favour of that individual and/or any Related Person (notwithstanding that one or more charities may be named as residuary beneficiaries of any such trust), provided that (a) as a condition of each of the permitted transfers, the transferee shall be required to comply with clause 9.8, (b) where Company Shares have been transferred from a Shareholder to an Affiliate and subsequently the transferee ceases to be an Affiliate of that Shareholder, then the Shareholder concerned shall procure that such Affiliate shall forthwith transfer such Company

       Shares back to the original Shareholder and (c) each Shareholder agrees not to effect transfers or changes in such Shareholder's Group in such a manner as to frustrate the intent of this clause 9.2, which is to permit transfers only to and holdings by related persons and entities.

9.3    Change of Control, Stapling and Options: Notwithstanding any other
       ---------------------------------------
       provisions of this Agreement:

       (a) no Shareholder shall be entitled to transfer or otherwise dispose of an interest in any Company Shares if the consequence of such transfer or disposal would be that (i) The British Broadcasting Corporation would thereby become entitled to terminate the Transmission Contract to be entered into between The British Broadcasting Corporation and HSCo (substantially in the form of the draft in the agreed form) pursuant to clause 13.5 thereof (unless the British Broadcasting Corporation shall have confirmed in writing that it will not exercise its right of termination in consequence of such transfer or disposal) or (ii) any licence held by the Company or any Subsidiary under the Telecommunications Act 1984 or the Wireless Telegraphy Act 1949 would thereby become capable of being terminated or revoked in accordance with its terms, unless the relevant regulator shall have confirmed in writing that the relevant licence will not be terminated in consequence of the proposed transfer or disposal or (iii) the Company would become a subsidiary of any company; and

       (b) Company Shares may only be transferred or otherwise disposed of in tranches of 1,000 Company Shares, comprising 1 Ordinary Share and 999 Preference Shares (or, following the redemption of any Preference Shares, in such proportion as the aggregate number of Ordinary Shares then in issue bears to the aggregate number of Preference Shares then in issue). For the purposes of this clause 9.3(b), Candover Investments PLC and Candover (Trustees) Limited shall be treated as if they together constituted one Shareholder.

9.4.1  Standstill Period: Notwithstanding any other provisions of this
       -----------------
       Agreement, none of the Shareholders shall during the Standstill Period enter into discussions or negotiations with any person other than another Shareholder in respect of the transfer or other disposal of Company Shares save as provided in clause 9.2 or save in preparation for a Public Offering pursuant to clause 11.

9.4.2 Subject always to clauses 9.3 each of the Shareholders shall be entitled during the Standstill Period to discuss with another Shareholder the possible sale of Company Shares and may agree a price for such a sale with such Shareholder (the "Sale Price") provided however that CTC and Berkshire shall not be entitled to enter into discussions between themselves in respect of any Company Shares held by either of them and accordingly they shall not be entitled to agree a price between themselves for the purposes of this clause 9.4.2. If a price is agreed as aforesaid (but subject always to clauses 9.3 and 9.8):

       (a) the Shareholder who desires to transfer the shares (for the purposes of this clause 9.4.2 the "Vendor" shall give to the Company notice in writing of such desire (for the purposes of this clause 9.4 a "Transfer Notice"). Subject as hereinafter mentioned a Transfer Notice shall specify the name of the other Shareholder to whom the Vendor proposes to transfer the shares specified therein (for the purposes of this clause 9.4 the "Sale Shares") in the event that they are not purchased pursuant to this clause 9.4 and the price which has been agreed with that other Shareholder for the sale of the Sale Shares and shall constitute the Company the Vendor's agent for the sale of the Sale Shares to the Shareholders (other than the Vendor).

       (b) Upon receipt of a Transfer Notice, the Company shall forthwith offer the Sale Shares to all Shareholders (other than the Vendor) pro rata as nearly as may be in proportion to the existing numbers of Company Shares held by such Shareholders giving details of the name of the other Shareholder to whom the Vendor proposes to transfer the shares specified therein, the number and the Sale Price of such Sale Shares. The Company shall invite each such Shareholder to state in writing within thirty-five days from the date of the notice whether it is willing to purchase any of the Sale Shares so offered to it and if so (i) the number which it is willing to purchase and (ii) the maximum number of Sale Shares which it would be willing to purchase if other Shareholders were not willing to purchase Sale Shares offered to them. If at the expiration of the said period of thirty-five days there are any Sale Shares offered which any of such Shareholders have not so stated their willingness to purchase, such remaining shares shall be allocated pro rata as nearly as may be in proportion to existing numbers of Company Shares then held by such Shareholders as shall have indicated their willingness to purchase such remaining shares up to the maximum number of shares which such Shareholders have indicated their willingness to purchase.

       (c) If the Company shall pursuant to the above provisions of this clause 9.4, find a Shareholder or Shareholders willing to purchase all of the Sale Shares, the Vendor shall be bound upon receipt of the Sale Price to transfer the Sale Shares to such persons. If the Vendor shall make default in so doing the Company shall, if so required by the person or persons willing to purchase such Sale Shares, receive and give a good discharge for the purchase money on behalf of the Vendor and shall authorise some person to execute transfers of the Sale Shares in favour of the purchasers and shall enter the names of the purchasers in the Register of Members as the holder of such of the Sale Shares as shall have been transferred to them as aforesaid. If the Company shall pursuant to the above provisions of this Clause
            9.4 fail to find a Shareholder or Shareholders willing to purchase all of the Sale Shares, the Vendor shall not be obliged to sell any of the Sale Shares and shall at any time within six months after the offer by the Company to the Shareholders pursuant to this clause 9.4 be at liberty to sell and transfer the Sale Shares to the Shareholder whose name was specified in the Transfer Notice at a price being not less than the Sale Price.

9.5    Pre-emption Rights:
       -------------------

       (a) Subject to clauses 9.2, 9.3 and 9.8, a shareholder who desires to transfer any shares (for the purposes of this clause 9.5 the "Vendor") after the end of the Standstill Period shall give to the Company notice in writing of such desire (for the purposes of this clause 9.5 a "Transfer Notice"). A Vendor may only serve a Transfer Notice if it has first agreed (on a subject to contract basis) the material terms relating to that transfer (including the cash price) with a bona fide third party purchaser). A Transfer Notice shall specify the name of the person to whom the Vendor proposes to transfer the number and classes of shares specified therein (for the purposes of this clause 9.5 the "Sale Shares") in the event that they are not purchased pursuant to this clause 9.5, the price at which the Vendor proposes so to transfer (the "Sale Price"). The Transfer Notice shall constitute the Company the Vendor's agent for the sale of the Sale Shares to the other Shareholders.

       (b) The Company shall forthwith upon receipt of a Transfer Notice offer the Sale Shares to all Shareholders (other than the Vendor) pro rata as nearly as may be in proportion to the existing numbers of Company Shares held by such Shareholders giving details of the identity of the third party purchaser, the number and the Sale Price of such Sale Shares. The Company shall invite each such Shareholder to state in writing within thirty-five days from the date of the notice whether it is willing to purchase any of the Sale Shares so offered to it and if so (i) the number which it is willing to purchase and
            (ii) the maximum number of Sale Shares which it would be willing to purchase if other Shareholders were not willing to purchase Sale Shares offered to them. If at the expiration of the said period of thirty-five days there are any Sale Shares offered which any of such Shareholders have not so stated their willingness to purchase, such remaining shares shall be allocated pro rata as nearly as may be in proportion to existing numbers of Company Shares then held by such Shareholders, as shall have indicated their willingness to purchase such remaining shares up to the maximum number of shares which such Shareholders shall have indicated their willingness to purchase.

       (c) If the Company shall pursuant to the above provisions of this clause 9.5, find a Shareholder or Shareholders willing to purchase all of the Sale Shares, the Vendor shall be bound upon receipt of the Sale Price to transfer the Sale Shares to such persons. If the Vendor shall make default in so doing the Company shall, if so required by the person or persons willing to purchase such Sale Shares, receive and give a good discharge for the purchase money on behalf of the Vendor and shall authorise some person to execute transfers of the Sale Shares in favour of the purchasers and shall enter the names of the purchasers in the Register of Members as the holder of such of the Sale Shares as shall have been transferred to them as aforesaid.

       (d) If the Directors of the Company shall not have found a Shareholder or Shareholders willing to purchase all of the Sale Shares pursuant to the foregoing provisions of this clause 9.5 the Vendor shall not be obliged to sell any of the Sale Shares and shall, subject to clause 9.6, at any time within six months after the offer by the Company to its Shareholders pursuant to this clause 9.5 be at liberty to sell and transfer the Sale Shares to the person whose name was specified in the Transfer Notice at a price being not less than the Sale Price.

9.6    Take along rights:
       ------------------

       (a) Subject to clauses 9.2, 9.3, 9.4, 9.5 and 9.8, no sale or transfer (whether by one or by a series of transactions) to a person or its Affiliates or anyone acting in concert with that person of any Company Shares (other than a sale or transfer to a person who is a Shareholder) which amounts in the aggregate to 12 1/2 per cent or more of the equity share capital of the Company for the time being in issue ("the Specified Shares") shall be made or registered without the prior consent of each Shareholder which, when taken together with its Affiliates, holds 15 per cent or more of the equity share capital of the Company at that time unless, before such sale or transfer is made, the proposed transferee has irrevocably and unconditionally offered to purchase all of the Company Shares for the time being in issue at the Specified Price and otherwise on the same terms (including as to the time of completion and the manner of payment) as the proposed transferee has offered to purchase the Specified Shares.

       (b) In this clause 9.6, the expression "the Specified Price" shall mean a consideration for each of the Company Shares at least equal to the aggregate of that offered or paid or payable by the proposed transferee for each of the Specified Shares. For the purposes of this clause, the consideration payable for such of the Specified Shares shall include any amount received or receivable by the holder of the Specified Shares which, having regard to the substance of the transaction as a whole, can reasonably be regarded as an addition to the price paid or payable for each of the Specified Shares and, in the event of any disagreement about the calculation of the Specified Price, its calculation shall be referred to the auditors of the Company within seven days of the dispute arising (acting as experts and not as arbitrators) whose decision with respect to the Specified Price shall be final and binding on the parties. The parties shall give all reasonable assistance to the auditors of the Company in verifying the Specified Price, including, without limitation, the disclosure of all relevant documentation containing the terms of the transaction relating to the proposed sale of the Specified Shares.

9.7    Legends on Share Certificates: All certificates representing Company
       -----------------------------
       Shares shall bear the following legend:

            "The shares represented by this Certificate are subject to an agreement among Diohold Limited and its shareholders which, inter
                                                                        -----
            alia, restricts transfer of these shares and in some circumstances
            ----
            requires the transfer of these shares. Any transfer in violation of that agreement will be void, and any transferee is required to become party to that agreement."

9.8    Admission of Shareholders: No Shareholder may transfer any Company Shares
       -------------------------
       to any person unless such person has first executed a deed of adherence in the form set out in schedule 1.

9.9    Cumulative: For the avoidance of doubt the provisions of clauses 9.1,
       ----------
       9.2, 9.3, 9.4, 9.5, 9.6 and 9.8 are cumulative and not intended to apply in the alternative.

9.10 The Company shall have no obligation to register the transfer of any Company Shares if the proposed transfer does not comply with the provisions of this clause 9.

10     Services Agreements with CTC and TdF; Option arrangements
       ---------------------------------------------------------

10.1   Services Agreements: Each Shareholder shall, in its capacity as
       -------------------
       shareholder of the Company, pass resolutions and procure the passing of resolutions by the Directors of HSCo and do everything else necessary (in each case, so far as they are able by the exercise of their rights and powers as Shareholders so to pass, procure and/or do)
      to cause HSCo immediately following completion of the Acquisition Agreement to enter into and thereafter to perform its obligations under services agreements in the agreed form between HSCo and CTC and between HSCo and TeleDiffusion de France. TdFI undertakes immediately following completion of the Acquisition Agreement to procure that TeleDiffusion de France shall enter into and thereafter perform its obligations under its services agreement with HSCo. CTC undertakes immediately following completion of the Acquisition Agreement to enter into and thereafter to perform its obligations under its services agreement with HSCo.

10.2  Warrants:  Subject to the conditions precedent set out in clause 4.1.1 of
      --------
      the Acquisition Agreement having been satisfied or waived on or before 31st March 1997 (or such later date as all the Shareholders may agree in writing), each Shareholder shall, in its capacity as shareholder of the Company, pass resolutions and procure the passing of resolutions by the Directors of the Company and do everything else necessary (in each case, so far as they are able by the exercise of their rights and powers as Shareholders so to pass, procure and/or do) to cause the Company to execute and thereafter perform its obligations under the Warrant Documentation.

11    Public offerings
      ----------------

11.1  Primary Offering:  No steps shall be taken to obtain a listing or
      ----------------
      quotation for any shares of the Company on any stock exchange or other trading association with a view to offering previously unissued Company Shares for sale to the public unless such listing or quotation is approved in writing by the Special Required Majority. If the Special Required Majority shall give such approval, the Company and all Shareholders shall take such steps as the Special Required Majority may reasonably request including the exercise of voting rights with a view to enabling a listing or quotation to be obtained and previously unissued Company Shares to be offered to the public. If, in accordance with the foregoing provisions of this clause 11.1, it is decided to offer previously unissued Company Shares for sale to members of the public and to procure that a listing or quotation be obtained for shares of the Company on a stock exchange or other trading association, then each Shareholder shall be entitled to notify the Company that it wishes contemporaneously to offer all or a specified number of such Shareholder's Company Shares for sale to the public and the Company shall, at its expense, to the extent lawful, take all necessary steps to comply with such notice but only to the extent that the lead underwriters of the proposed primary offering are satisfied that the proposed secondary offering(s) is not likely to prejudice the prospects of success of the proposed primary offering. If only some of the Company Shares subject to a proposed secondary offering can be accommodated then each Shareholder's entitlement so to participate shall be scaled down in proportion to the number of Company Shares which each Shareholder had indicated a desire to sell.

11.2  Demand Listing:  At any time after the third anniversary of the date of
      --------------
      this Agreement, each Shareholder may, by written notice to the Directors of the Company, require the Company to prepare on behalf of such Shareholder a prospectus or analogous document offering all or a specified number of such Shareholder's Company Shares, with aggregate value at the estimated public offering price after deducting any commissions payable, or discounts allowable, to underwriters of at least the Required Minimum Value specified below ("Sale Shares"), for the sale to the public and otherwise take such steps as the Shareholder may reasonably require to procure the Sale Shares to be listed or quoted on a stock exchange or trading association. Such notice shall be accompanied by a letter from an investment bank stating that the proposed public offering of the Company Shares is feasible, stating the investment bank's estimate of the public offering price per share, after deducting any commissions payable, or discounts allowable, to underwriters and stating that the estimated price per share, after deducting any commissions payable, or discounts allowable, to underwriters and after the estimated expenses of the offering, will be not less than the comparable price per share if the offering were made on the London Stock Exchange. Subject only to clauses
      11.3 and 11.4 and to the foregoing criteria being satisfied, the Company shall comply with any such request and the other Shareholders shall (in their capacity as shareholders of the Company) provide such assistance as may be reasonably required including voting in favour of any resolutions. The Company shall, to the extent that it may lawfully do so, bear all costs incurred pursuant to the first such request by any Shareholder or its assignee but shall be entitled to be indemnified by the relevant Shareholder(s) against all costs incurred pursuant to all requests of that Shareholder other than the first such request. The Company shall have no obligation to honour a request under this clause 11.2 within 12 months after it has honoured another request by that Shareholder or effected a primary offering under clause 11.1 of this agreement. For the purposes of the first sentence of this clause 11.2, "Required Minimum Value" means (Pounds) 25,000,000.

11.3  Priority: Within 30 days after receiving a notice for a demand listing
      --------
      pursuant to clause 11.2, the Special Required Majority may elect in writing to effect a primary offering pursuant to clause 11.1, in which case the primary offering shall have priority over the demand listing.

11.4  Piggyback Rights: If a Shareholder has made a request under clause 11.2,
      ----------------
      then any other Shareholder may elect to participate in the proposed public offering by including such other Shareholder's Company Shares in the offering but shall only be entitled so to participate to the extent that the lead underwriters of the proposed offering are satisfied that such participation will not prejudice the prospects of success of the proposed offering. If less than all of such Company Shares of other Shareholders can be accommodated, then each Shareholder's participation shall be scaled down in proportion to the number of Company Shares each Shareholder has indicated a desire to include in the offering.

11.5  Indemnification:
      ---------------

      By the Company: To the extent permitted by law, the Company will indemnify
      --------------
      and hold harmless each Shareholder requesting or joining in a public offering, each director and officer of such Shareholder, each person who controls such Shareholder, each underwriter of the shares and each person who controls any underwriter, against any liability, cost or expense arising out of or based on any actual or alleged violation of applicable securities laws or any false or misleading statement made by the Company in the prospectus or analogous offering document for the Company Shares.

11.6  Administration by the Directors of the Company: The Directors of the
      ----------------------------------------------
      Company shall pass such resolutions and participate in such procedures as are necessary and appropriate to give effect to and administer the provisions of this clause 11.

11.7  Effect on this Agreement:  If the Company seeks to obtain a listing or
      ------------------------
      quotation
      for any Company Shares, the Shareholders shall consider in good faith the extent (having regard to the relevant listing rules) to which the rights and obligations of each of them hereunder can continue to exist.

11.8 In the event of a Public Offering, the Company will use its best efforts (in conjunction with a mutually acceptable investment bank or banks) (but without having an obligation to incur any material cost or liability or material management time over and above that which would in any event be incurred in relation to such public offering), and the Shareholders will use their reasonable efforts to give TDFI the opportunity (whether by the transfer of existing shares or the issue of new shares) to maintain TDFI's then percentage shareholding in the Company, unless the investment bank advising the Company in connection with the public offering advises that to do so may reduce the price at which shares are offered to the public in the public offering.

12    Specific performance
      --------------------

12.1 The Company Shares cannot be readily purchased or sold in the open market, and for that reason, among others, the Company and the Shareholders will be irreparably damaged in the event that this Agreement is not specifically enforced. Accordingly each Shareholder and the Company agree that specific performance and injunctive relief would be appropriate remedies in the event of any breach or threatened breach of this Agreement. Without limiting the generality of the foregoing, should any controversy arise concerning a sale or disposition of any Company Shares, an injunction may be issued restraining any sale or disposition pending the determination of such controversy, and the resolution thereof shall be enforceable in a court of equity by a decree of specific performance. The remedies specified in this clause 12.1 shall be cumulative and not exclusive, and shall be in addition to any other remedies which the parties may have.

12.2 Each party confirms to each other party that, for the purposes of entering into the transactions contemplated by this Agreement:-

      (a) it has entered into such transactions entirely on the basis of its own assessment of the risks and effect thereof; and

      (b) save as expressly set out in this Agreement is owed no duty of care or other obligation by any other party in respect thereof; and

      (c) in so far as it is owed any such duty or obligation as referred to in sub-paragraph (b) above (whether in contract, tort or otherwise) (save as expressly set out in this Agreement) by such other party it hereby waives, to the extent permitted by law, any rights which it may have in respect of such duty or obligation.

13    Term
      ----

13.1  Term: This Agreement shall continue in force until the earlier of the
      ----
      following times:

      (a)   Binding on One: the date upon which only one Shareholder remains as
            --------------
            a party to this Agreement;

      (b)   Public Offer: the commencement of public trading of the Shares in
            ------------
            connection with any  Public Offering.

13.2 This Agreement shall cease and determine in respect of a Shareholder, upon the Shareholder ceasing to be the legal or beneficial owner of any Company Shares.

13.3 If the conditions precedent set out in clause 4.1.1 of the Acquisition Agreement shall not have been satisfied or waived on or before 31st March 1997 (or such later date as all the Shareholders may agree in writing), then this Agreement shall terminate and the Shareholders shall join in procuring that the Company be liquidated.

13.4  Certain Rights and Obligations to Survive: Termination of this Agreement
      -----------------------------------------
      shall in no way affect the operation of clauses 10, 11, 12, 15, 21, 22, 23, 24, 26, 27, 28 and 29 or any rights of any Shareholder arising from any happening or event prior to the date of termination of this Agreement and any cause of action accruing prior to that date shall survive and be disposed of as though the provisions of this Agreement continued in full force and effect. In addition, except to the extent incompatible with the rules of any applicable stock exchange, termination of this Agreement pursuant to Clause 13.1(b) shall not affect clauses 2 and 3 which shall continue in full force and effect until the Shareholders own or control the voting rights attaching to less than 50% of the total Company Shares in issue.

14    Warranties
      ----------

      Each party warrants to the other parties as follows:

14.1  Power to Enter into Agreement: it has the legal right and power to enter
      -----------------------------
      into this Agreement and to consummate the transactions contemplated hereby on and subject to the terms and conditions of this Agreement, and the execution, delivery and performance of this Agreement by it has been duly and validly authorised and this Agreement is a valid and binding agreement enforceable in accordance with its terms; and

14.2  No Further Authorisation: no further authorisation, consent or approval of
      ------------------------
      any person is required by or in relation to it as a condition to the validity of this Agreement or to give effect to the transactions contemplated hereby.

15    Confidentiality
      ---------------

15.1  Confidentiality: Subject as provided in clause 15.4 below, all matters
      ---------------
      relating to this Agreement and the negotiations relating to this Agreement and all information acquired or received by any party under or in connection with this Agreement shall be held confidential during the continuance of this Agreement, and each party agrees that it shall not divulge any such confidential information to any third party, without the prior written approval of all other Shareholders provided that any party may, without such approval, disclose such matters or information:

      (a)   Assignees: to a bona fide intending assignee of such party upon
            ---------
            obtaining a similar undertaking of confidentiality from such intending assignee;

      (b)   Professionals: to any outside professional consultants upon
            -------------
            obtaining a similar undertaking of confidentiality from such consultants;

      (c)   Banks etc.: to any bank or financial institution from whom such
            ----------
            party is seeking to obtain finance, upon obtaining a similar undertaking of confidentiality from such bank or institution;

      (d)   Public Domain: to the extent that the same has become generally
            -------------
            available to the public other than as a result of unauthorised disclosure by a party;

      (e)   Partners: in the case of a Shareholder which is a partnership, to
            --------
            the Shareholder's constituent partners; and

      (f)   Law/Listing Regulations: to persons or the general public if
            -----------------------
            disclosure to such persons or the general public is required to comply with any applicable law or regulation of any country or the rules or regulations of the London Stock Exchange or any other exchange or market on which securities of a Shareholder or the parent corporation of a Shareholder are quoted, provided that any such information disclosed pursuant to this paragraph (f) shall be disclosed only after consultation with the other parties unless such consultation is prohibited or the time limits within which such disclosure must be made are such that consultation is impracticable.

15.2  Employees etc.: Each party shall use its reasonable endeavours to ensure
      --------------
      that those of its employees, agents, contractors and partners who are at any time in possession of confidential information of a kind referred to in clause 16.1 and the employees, agents and contractors of the Company and each of the Subsidiaries do not disclose or suffer or permit the disclosure of the same.

15.3  The Company's Confidentiality Obligation: The Company shall (and the
      ----------------------------------------
      Company shall procure that each of the Subsidiaries shall) observe a similar obligation of confidence in favour of each of the parties to this Agreement.

15.4 Any Shareholder may communicate any information received by it pursuant to this Agreement, and the Director nominated by it pursuant to clause 2.3(c) may communicate any information received by him pursuant to this Agreement or otherwise in his capacity as director of the Company, to that Shareholder. Any Shareholder may communicate any such information (other than information which relates to the business or affairs of a Shareholder or its Affiliates) to any company which is its subsidiary or holding company or a subsidiary of its ultimate holding company or to its manager or investment or other professional adviser or any person or persons on behalf of whom it holds Company Shares subject to the obligations set out in clause 15.2; provided that nothing in this Agreement shall require such disclosure unless the Director's fiduciary duty to the Company or any of its Subsidiaries would be breached as a result.

16    Public Announcements
      --------------------

16.1 No party shall issue or make any public announcements or statement regarding this Agreement, the Company's or any Subsidiary's Business or its involvement in the Company or with any Subsidiary unless prior thereto such party furnishes all Shareholders with a copy of such announcement or statement and obtains the approval of the other Shareholders which approval shall not be unreasonably withheld provided that, notwithstanding any failure to obtain approval, no party shall be prohibited from issuing or making any such public announcement or statement if it is necessary to do so in order to comply with any applicable law or regulation of any country or the rules or regulations of the London Stock Exchange or any other exchange or market on which securities of a party are CHAINMACRO (2 quoted, it being recognised, however that the parties will endeavour to ensure that any such public announcements or statements are made contemporaneously.

17   Further assurances
     ------------------

17.1 The parties shall each execute and deliver such further and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

18   Other agreements among shareholders
     -----------------------------------

18.1 No Existing Agreements: Each of the Shareholders represents and warrants
     ----------------------
     that as of the execution of this Agreement it is not party to any written or other enforceable agreement with any other Shareholder with respect to the subject matter of this Agreement, except for this Agreement.

18.2 Disclosure of Future Agreements: Each of the Shareholders agrees that it
     -------------------------------
     will not enter into any written or other enforceable agreement with any other Shareholder with respect to the subject matter of this Agreement without first obtaining the prior written approval of all of the Shareholders.

18.3 Competitive Bidding:  Each of the Shareholders agrees that if it or any of
     -------------------
     its Affiliates bids or intends to bid for any contract or project in competition with the Company or HSCo, then:

     (a)  it will promptly disclose that fact to the other Shareholders; and

     (b) the Company, HSCo and the other Shareholders will be entitled to withhold from that Shareholder and its Group and its nominated Director any confidential information relating to the proposed bid for that contract or project by the Company or HSCo.

18.4 Conflicts involving a Shareholder:  Each Shareholder agrees that neither
     ---------------------------------
     it, any of its Affiliates, any of its Permitted Transferees nor its nominated Director will be entitled to participate in decisions (but shall be entitled to participate in discussions) of the Directors of the Company or any Subsidiary involving:

          (a) any claim or prospective legal proceedings by the Company or any Subsidiary against that Shareholder or any of its Affiliates;

          (b) any claim or prospective legal proceedings by that Shareholder or any of its Affiliates against the Company or any Subsidiary;

          (c) any bid by the Company or any Subsidiary for any contract or project in respect of which that Shareholder or any of its Affiliates intends to bid in competition with the Company or any Subsidiary; and

          (d) any transaction or proposed transaction between the Company or a Subsidiary and a Shareholder or an Affiliate of a Shareholder.

          In relation to any of the circumstances set out in clause 18.4(a),
          (b), (c) or (d), the Company, any Subsidiary and the other Shareholders shall be entitled to withhold from that Shareholder and its Group and its nominated Director any confidential information relating thereto.

19   Subsidiaries to acknowledge agreement
     -------------------------------------

19.1 The Shareholders (in their capacity as shareholders of the Company) and the Company will procure Subsidiaries to acknowledge the provisions hereof and to agree to be bound by the same to the extent applicable, by execution of deeds of adherence in a form approved by resolution of the Directors of the Company.

20   Compliance by the Company and subsidiaries
     ------------------------------------------

     The Shareholders each undertake (in their capacity as Shareholders) to:

20.1 Exercise Voting Rights: exercise the voting rights attributable to the
     ----------------------
     Company Shares which they hold; and

20.2 Cause Directors to Vote: cause the Directors of the Company and the
     -----------------------
     directors of each of the Subsidiaries nominated by them respectively to vote;

     to ensure that the Company and each of the Subsidiaries operate in accordance with the provisions of this Agreement and the Finance Documents and so as to give full effect to the terms of this Agreement and the Finance Documents.

21   Modification
     ------------

21.1 No purported variation of this Agreement shall be effective unless made in writing and agreed by all the Shareholders.

22   Effect of waiver
     ----------------

     No waiver by any party of any default in the strict and literal performance or compliance with any provision, condition or requirement herein shall be deemed to be a waiver of strict and literal performance of and compliance with any other provision, condition or requirement herein nor to be a waiver of or in any manner release any other party from strict compliance with any provision, condition or requirement in the future. Nor shall any delay or omission by any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to such party thereafter. Except when otherwise expressly stated therein, no remedy expressly granted herein to any party shall exclude or be deemed to exclude any other remedy which would otherwise be available.

23   Partial invalidity
     ------------------

     If any of the provisions of this Agreement is or becomes invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired. The parties shall nevertheless negotiate in good faith in order to agree the terms of a mutually satisfactory provision, achieving as nearly as possible the same commercial effect to be substituted for the provision so found to be void or unenforceable.

24   Implied relationships
     ---------------------

24.1 Nothing contained in this Agreement shall be deemed or constituted to constitute any party a partner, agent or representative of any other party or to create any trust or partnership. No party shall have the authority to act for or to incur any obligation on behalf of any other party except as expressly provided in this Agreement.

25   Costs and Deal Fee
     ------------------

25.1 All reasonable costs incurred by any party in connection with the negotiation, preparation, execution and delivery of this Agreement and the acquisition of HSCo shall be borne by the Company.

25.2 The Company shall (subject to completion of the Acquisition Agreement taking place) pay fees at completion of the subscription for Company Shares set out in clause 2.4(a) to CTC, Berkshire Partners LLC and Candover Partners Limited in the following amounts plus value added tax (if applicable):

                  CTC                                 - (Pounds)732,000
                  Berkshire Partners LLC              - (Pounds)244,000
                  Candover Partners Limited           - (Pounds)244,000

26   Agreement to take priority
     --------------------------

26.1 In the event of any conflict between the provisions of this Agreement and the provisions of the Company's Constitution or the memorandum and articles of association of any Subsidiary the provisions of this Agreement shall take priority and apply to the exclusion of the relevant provisions of the Company's Constitution or the memorandum and articles of association of any Subsidiary. The parties shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this Agreement and shall also (if necessary) procure any required amendment to the Company's Constitution or the memorandum and articles of association of any Subsidiary as may be necessary.

27   Entire agreement
     ----------------

27.1 This Agreement (together with the Acquisition Agreement, the Financing Documents, the Services Agreements and the Subscription Agreement of even date made between T.B. Miller, Jr, D. Ivy and the parties hereto) sets out the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any prior communications or correspondence with respect to the subject matter hereof. It is agreed that:

     (i) no party has entered into this Agreement in reliance upon any representation, warranty or undertaking of any other party which is not expressly set out or referred to in this Agreement;

     (ii) no party shall have any remedy in respect of misrepresentation or untrue statement made by any other party unless and to the extent that a claim lies for breach of warranty under this Agreement;

     (iii) this clause shall not exclude any liability for fraudulent misrepresentation.

28   Governing law and jurisdiction
     ------------------------------

28.1 This Agreement shall be governed by and construed and interpreted in accordance with the laws of England.

28.2 Each of the Shareholders (for itself and on behalf of its respective holding and subsidiary companies and the directors, employees and agents of each of them) agrees that the English Courts shall have exclusive jurisdiction to hear and decide any and all claims, disputes, complaints, actions or proceedings ("Claims or Proceedings"), whether in contract or tort, which may arise at any time out of or in connection with any of the matters referred to in this Agreement, including, but not limited to, any Claim or Proceeding asserting dishonesty, improper or illegal conduct or breach of trust or duty or based on the effects of any of those matters in any jurisdiction and any Claim or Proceedings which may be material to any of the Shareholders but of which any of the Shareholders is unaware or does not suspect exists and for this purpose each of the Shareholders irrevocably submits to the exclusive jurisdiction of the English Courts.

28.3 CTC and Berkshire each hereby irrevocably authorise and appoint Norose Notices Limited (AMC/99/Z135214) (for the attention of the Director of Administration) at the address of its registered office for the time being or such other person resident in England as it may by notice to all other parties substitute) to accept service of all legal process arising out of or connected with this Agreement and service on Norose Notices Limited (or such substitute) shall be deemed to be service on the party concerned.

28.4 TdFI hereby irrevocably authorises and appoints Fleetside Legal Representative Services Limited (for the attention of Denis Stewart) at the address of its registered office for the time being (or such other person resident in England as it may by notice to all other parties substitute) to accept service of all legal process arising out of or connected with this Agreement and service on Fleetside Legal Representative Services Limited (or such substitute) shall be deemed to be service on the party concerned.



29   Notices
     -------

29.1 All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally, sent by air courier (in the case of notices given by a party in one jurisdiction to a party in another), first class pre-paid post (in the case of a notice given by a party in one jurisdiction to a party in the same jurisdiction), telexed or sent by facsimile transmission (and promptly confirmed by air courier service in the case of notices sent from one jurisdiction to another and by first class pre-paid post in the case of notices sent by a party in one jurisdiction to another party in the same jurisdiction). Any such notice shall be deemed given when so delivered personally, telexed or sent by facsimile transmission or air courier or first class pre-paid post to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     Berkshire: if to Berkshire, to:
     ---------

     Berkshire Partners

     One Boston Place
     Boston, Massachusetts 02108
     USA

     Attention:  Carl Ferenbach
     Fax:    617-227-6105

     Candover: if to Candover, to:
     --------

     Candover Investments PLC
     20 Old Bailey
     London  EC4M 7LN

     Attention:    Douglas Fairservice
     Fax:          0171 248 5483

     CTC: if to CTC, to:
     ---

     Castle Tower Holding Corporation
     510 Bering Drive
     Suite 310
     Houston
     Texas TX 77057

     Attention:  Ted B. Miller Jr.
     Fax:    713 974 1926

     TdFI: if to TdFI to:
     ----

     TeleDiffusion de France International S.A.
     21-27 Rue Barbes
     BP 518
     92 542 Montrouge
     CEDEX
     Paris
     France
     Attention:  Michel Azibert
     Fax:    46 54 31 35

     the Company: if to the Company, to:
     -----------

     the Company at its registered office
     Attention:  Managing Director

30   Restrictions in the Agreement
     -----------------------------

30.1 Notwithstanding any other provision of this Agreement (or any other agreement which, together with this Agreement, may form part of an agreement for the purposes of the Restrictive Trade Practices Act 1976 (together the "RTPA Agreement")) the parties hereto agree that they will not give effect, and will procure that none of their subsidiaries shall give effect, to any restriction or restrictions contained in the RTPA Agreement which cause the RTPA Agreement to be regis-trable under the Restrictive Trade Practices Act 1976 until one day after particulars of the RTPA Agreement shall have been furnished to the Director General of Fair Trading.

31   Counterparts
     ------------

     This Agreement may be executed in any number of counterparts with the same effect as if the signatures to each such counterpart were upon the same instrument.

IN WITNESS of which this agreement has been executed.

                                   Schedule 1
                                   ----------
                               Deed of Adherence
                               -----------------

THIS DEED OF ADHERENCE is made on                     199 (bullet)

BETWEEN:

[insert name of New Shareholder] of [insert name of company] (the "New Shareholder") in favour of the persons whose names are set out in the schedule to this deed and is supplemental to the Shareholders' Agreement dated (bullet) 199 (bullet) between (bullet) and others (the "Agreement").

THE PARTIES AGREE AS FOLLOWS:

1. The New Shareholder confirms that it has read a copy of the Agreement and covenants with each person named in the schedule to this deed to perform and be bound by all the terms of the agreement as if the New Shareholder were named in the agreement as [a Shareholder/Berkshire/Candover/CTC/TdFI/a party thereto].

2.   This deed is governed by English law.

3. [Include jurisdiction clause and agent for service clause in appropriate circumstances].

IN WITNESS whereof this deed has been executed by the New Shareholder and is intended to be and is hereby delivered on the date first above written.

SIGNED for and on behalf of     )
BERKSHIRE FUND IV INVESTMENT    )
CORP                            )
By                              )
in the presence of:             )



SIGNED for and on behalf of     )
BERKSHIRE INVESTORS LLC         )
By                              )
in the presence of:             )



SIGNED for and on behalf of     )
BERKSHIRE PARTNERS LLC          )
By                              )
in the presence of:             )



SIGNED for and on behalf of     )
CANDOVER INVESTMENTS PLC        )
By Gavin Douglas Fairservice    )
in the presence of:             )
Deborah Poole
Broadwalk House
5, Appold Street
London EC2A ZNA/Solicitor



SIGNED for and on behalf of     )
CANDOVER (TRUSTEES) LIMITED     )
By Gavin Douglas Fairservice    )
in the presence of:             )
Deborah Poole
Broadwalk House
5, Appold Street
London EC2A ZNA/Solicitor



SIGNED for and on behalf of     )
CANDOVER PARTNERS LIMITED       )
(as general partner of the      )
Candover 1994 UK Limited        )
Partnership)                    )
By Gavin Douglas Fairservice    )
in the presence of:             )
Deborah Poole
Broadwalk House
5, Appold Street
London EC2A ZNA/Solicitor



SIGNED for and on behalf of     )
CANDOVER PARTNERS LIMITED       )
(as general partner of the      )
Candover 1994 UK No. 2 Limited  )
Partnership)                    )

By Gavin Douglas Fairservice    )
in the presence of:             )
Deborah Poole
Broadwalk House
5, Appold Street
London EC2A ZNA/Solicitor



SIGNED for and on behalf of     )
CANDOVER PARTNERS LIMITED       )
(as general partner of the      )
Candover 1994 US No. 1 Limited  )
Partnership)                    )
By Gavin Douglas Fairservice    )
in the presence of:             )
Deborah Poole
Broadwalk House
5, Appold Street
London EC2A ZNA/Solicitor



SIGNED for and on behalf of     )
CANDOVER PARTNERS LIMITED       )
(as general partner of the      )
Candover 1994 US No. 2 Limited  )
Partnership)                    )
By Gavin Douglas Fairservice    )
in the presence of:             )
Deborah Poole
Broadwalk House
5, Appold Street
London EC2A ZNA/Solicitor



SIGNED for and on behalf of     )
CASTLE TOWER HOLDING            )
CORPORATION                     )
By: Ted B. Miller, Jr.          )
in the presence of:             )



SIGNED for and on behalf        )
TELEDIFFUSION DE FRANCE         )
INTERNATIONAL S.A.              )
By Bruno Chetaille, Chairman    )
and CEO of T.D.F.               )
in the presence of:             )
Jean Claude Pragent,
Finance director of TDF



SIGNED for and on behalf of     )
DIOHOLD LIMITED                 )
By Ted B. Miller, Jr.           )